Exhibit 10.16

SAVARA INC.

NON-STATUTORY STOCK OPTION AGREEMENT (INDUCEMENT AWARD)

THIS NON-STATUTORY STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [●] (the “Grant Date”), is entered into by and between Savara Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”).

1.
Grant of Option. The Company hereby grants to the Grantee a non-statutory stock option (the “Option”) to purchase [●] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[●] per Share (the “Exercise Price”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code. The Option is granted under the Company’s 2021 Inducement Equity Plan (the “Plan”) as an “inducement grant” within the meaning of NASDAQ Listing Rule 5635(c)(4).
2.
Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (d) of Section 6.
3.
Vesting. The Option shall become vested with respect to 1/16th of the Shares on each three month anniversary of [Vesting Commencement Date] until all of the Shares have vested; provided, however, that the Grantee is a Service Provider on each such vesting date.
4.
Exercise of Option
(a)
Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the exercise price of such Shares in a manner permitted under the terms of Section 5(d) of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Administrator. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.
(b)
Issuance of Shares. Upon exercise of the Option and payment of the exercise price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.
(c)
Capitalization Adjustments. The number of Shares subject to the Option and the exercise price shall be equitably and appropriately adjusted, if applicable, as provided in Section 13(a) of the Plan.
(d)
Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.
5.
Termination of Option
(a)
Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to a Service Provider for any reason other than, as applicable, the Grantee's Retirement, death, Disability or termination for Cause. Except as provided in paragraphs (b), (c) or (d) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.
(b)
Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 3, the Grantee shall be deemed to continue to be a Service Provider ) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 2. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Parent or any Subsidiary, or a successor company (or a subsidiary or parent thereof) and their respective Subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the Administrator characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 5(b) shall apply only to Grantees who are Employees at the time of termination.
(c)
Death. Upon the Grantee's death, unless the Option has earlier terminated, the Grantee's executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 4, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee's death or the end of the term of the Option pursuant to Section 2, whichever is earlier.
(d)
Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 4, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.
(e)
Termination for Cause. Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Grantee’s relationship as a Service Provider for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee (including a change in control severance agreement or plan), “Cause” shall mean: the commission of any act of fraud, embezzlement or dishonesty by Grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or a Parent or Subsidiary or a successor company (or a subsidiary or parent thereof), or any other intentional misconduct by such person adversely affecting the business affairs of the Company or a Parent or Subsidiary or a successor company (or a subsidiary or parent thereof) in a material manner.
(f)
Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 2 or paragraphs (a), (b), (c) or (d) of this Section to the contrary, if on the last business day of the term of the Option under Section 2 or if following Grantee’s termination as a Service Provider and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 2 or the time period to exercise the Option under Section 2 or paragraphs (a), (b), (c) or (d) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.
6.
Change in Control.
(a)
Effect on Option. In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then a Service Provider or (B) was terminated without Cause as an Employee, Consultant or Director in connection with or in contemplation of the Change in Control and (ii) terminate on the date of the Change in Control. In the event of a Change in Control and solely if the Grantee was an Employee on the date of the Change of Control and is an Employee on the date of termination (as contemplated below), in both cases regardless of whether the Grantee was also a Director on such dates, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the Grantee’s employment is terminated by the Company or an Affiliate or the successor company (or a subsidiary or parent thereof) without Cause or by the Grantee for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the tenth anniversary of the Grant Date.
(b)
Good Reason. For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, “Good Reason” shall mean, in each case without Grantee’s explicit written consent, which Grantee may withhold or provide in Grantee’s sole and absolute discretion, (i) a reduction by the Company or a Parent or Subsidiary or a successor company (or a subsidiary or parent thereof) of more than 10% in Grantee’s rate of annual base salary as in effect immediately prior to such Change in Control; (ii) a reduction by the Company or a Parent or Subsidiary or a successor company (or a subsidiary or parent thereof) of more than 10% of Grantee’s individual annual target or bonus opportunity, except under circumstances where the Company or a Parent or Subsidiary or the successor company (or a subsidiary or parent thereof) implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s or Parent or Subsidiary’s personnel with other personnel of the successor company (or a subsidiary or parent thereof); (iii) a change in position that materially reduces Grantee’s level of responsibility, including the level of person to whom Grantee reports; or (iv) a relocation following the Change in Control of Grantee’s primary office location (A) by more than 50 miles or

(B) that would reasonably be expected to increase Grantee’s commute such that Grantee’s total (i.e., round-trip) commute would reasonably be expected to increase by more than 1 hour per day.
(c)
Other Agreement or Plan. The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance or service agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.
7.
Miscellaneous.
(a)
No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.
(b)
No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (i) the offer or issuance of any Award (including this Option), (ii) any Shares issuable upon the exercise of this Option, or (iii) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
(c)
Nontransferability of Option. Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.
(d)
Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.
(e)
Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.
(f)
Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(g)
Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Savara Inc.

6836 Bee Cave Road,

Building III, Suite 201

Austin, TX 78746

Attention: Chief Financial Officer

Mailed notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

Documents related to this Option, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 4 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 7 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h)
Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.
(i)
Entire Agreement; Modification. This Agreement is subject to the provisions of the Plan (despite the fact that the Option is not granted under the Plan). This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

Savara Inc.

By:
Name:
Title:

Grantee